AS Apex

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference  to our firm under the  caption  "Independent  Auditors"  and to the use of our report dated  February 11, 2000  relating to American  Skandia Life  Assurance  Corporation  included in the  Registration
Statement (Form N-4 No. 333-49478) and related  Prospectus,  which is part of this Registration  Statement,  and to the use of our report dated  February 11, 2000 relating to American  Skandia Life  Assurance  Corporation  Variable
Account B - Class 1 appearing in the Statement of Additional  Information,  which is also part of this Registration
Statement.

We also  consent to  incorporation  by reference  herein of our report dated  February 11, 2000 with respect to the financial  statements of American Skandia Life Assurance  Corporation at December 31, 1999 and 1998 and for each of the three years in the period ended  December 31,  1999,  included in the Annual  Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.

                                                              /s/ Ernst & Young LLP

Hartford, Connecticut
February 13, 2001